UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FIRST INTERNET BANCORP

(Exact Name of Registrant as Specified in Its Charter)

Indiana	20-3489991
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11201 USA Parkway
Fishers, Indiana	46037
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered
6.0% Fixed-to-Floating Rate Subordinated Notes due 2029	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box: ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-219841

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The title of the class of securities being registered hereby is “6.0% Fixed-to-Floating Rate Subordinated Notes due 2029” (the “Notes”).  The description of the Notes is set forth under “Description of the Notes” in the final Prospectus Supplement dated June 5, 2019, as filed with the Securities and Exchange Commission (the “Commission”) on June 6, 2019, pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, and is incorporated herein by reference.  The Prospectus Supplement relates to the Prospectus included in the Registration Statement on Form S-3 (No. 333-219841), as amended, of First Internet Bancorp, which Registration Statement became effective on August 16, 2017.

Item 2. Exhibits

Unless otherwise indicated, all documents incorporated into this registration statement on Form 8-A by reference to a document filed with the Commission pursuant to the Exchange Act are located under file number 1-35750.

Number	Description	Method of filing

4.1

Subordinated Indenture, dated as of September 30, 2016, between First Internet Bancorp and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to current report on Form 8-K filed on September 30, 2016).

Incorporated by Reference

4.2

Second Supplemental Indenture, dated as of June 12, 2019, between First Internet Bancorp and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to Form 8-K filed by First Internet Bancorp on June 12, 2019).

Incorporated by Reference

4.3	Form of Global Note representing 6.0% Fixed-to-Floating Rate Subordinated Notes due 2029	Contained in Exhibit 4.2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST INTERNET BANCORP

Dated: June 13, 2019	By:	/s/ Kenneth J. Lovik
Kenneth J. Lovik, Executive Vice President & Chief Financial Officer